CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$17,000,000	$1,212.10

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)
February 23, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: February 26, 2010

•	Initial valuation date: February 23, 2010‡‡

•	Final valuation date: May 24, 2010‡‡

•	Maturity date: May 27, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.91%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	$22.23	PS-8	AKS	$1,000,000	11.50%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4413	06740JWH9/ US06740JWH93
Alpha Natural Resources, Inc.	$44.89	PS-10	ANR	$1,000,000	10.75%	80.0%	98.625%	$986,250	1.375%	$13,750	E-4414	06740JWJ5/ US06740JWJ59
ATP Oil & Gas Corporation	$16.73	PS-12	ATPG	$1,000,000	17.25%	70.0%	98.625%	$986,250	1.375%	$13,750	E-4415	06740JWK2/ US06740JWK23
Continental Airlines, Inc. (Class B)	$19.90	PS-14	CAL	$1,000,000	14.25%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4416	06740JWL0/ US06740JWL06
DryShips Inc.	$5.45	PS-16	DRYS	$1,000,000	15.50%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4417	06740JWM8/ US06740JWM88
Forest Oil Corporation	$26.07	PS-18	FST	$1,000,000	11.00%	80.0%	98.625%	$986,250	1.375%	$13,750	E-4418	06740JWN6/ US06740JWN61
InterOil Corporation	$62.27	PS-20	IOC	$1,000,000	20.00%	70.0%	98.625%	$986,250	1.375%	$13,750	E-4419	06740JWP1/ US06740JWP10
Mariner Energy, Inc.	$14.35	PS-22	ME	$1,000,000	13.25%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4420	06740JWQ9/ US06740JWQ92
MGM MIRAGE	$10.43	PS-24	MGM	$1,000,000	20.00%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4421	06740JWR7/ US06740JWR75
Palm, Inc.	$8.20	PS-26	PALM	$1,000,000	20.00%	65.0%	98.625%	$986,250	1.375%	$13,750	E-4422	06740JWS5/ US06740JWS58
Patriot Coal Corporation	$15.53	PS-28	PCX	$1,000,000	18.50%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4423	06740JWT3/ US06740JWT32
SanDisk Corporation	$27.77	PS-30	SNDK	$1,000,000	11.00%	80.0%	98.625%	$986,250	1.375%	$13,750	E-4424	06740JWU0/ US06740JWU05
SunPower Corporation (Class A)	$19.13	PS-32	SPWRA	$1,000,000	12.75%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4425	06740JWV8/ US06740JWV87
Suntech Power Holdings Co., Ltd. (ADR)	$13.10	PS-34	STP	$1,000,000	14.75%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4426	06740J2A7/ US06740J2A78
TRW Automotive Holdings Corp.	$23.36	PS-36	TRW	$1,000,000	12.50%	75.0%	98.625%	$986,250	1.375%	$13,750	E-4427	06740J2B5/ US06740J2B51
Whole Foods Market, Inc.	$34.87	PS-38	WFMI	$1,000,000	10.00%	80.0%	98.625%	$986,250	1.375%	$13,750	E-4428	06740J2C3/ US06740J2C35
Walter Energy, Inc.	$77.33	PS-40	WLT	$1,000,000	11.00%	80.0%	98.625%	$986,250	1.375%	$13,750	E-4429	06740J2D1/ US06740J2D18

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.375% of the principal amount of the notes, or $13.75 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. As of December 31, 2008, the Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
February 23, 2010*	$26.75	$19.22	$22.23

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $22.23

Protection level: 75.00%

Protection price: $16.67

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.984256

Coupon: 11.50% per annum

Maturity: May 27, 2010

Dividend yield: 0.90% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.875%		100.23%
+ 90%	2.875%		90.23%
+ 80%	2.875%		80.23%
+ 70%	2.875%		70.23%
+ 60%	2.875%		60.23%
+ 50%	2.875%		50.23%
+ 40%	2.875%		40.23%
+ 30%	2.875%		30.23%
+ 20%	2.875%		20.23%
+ 10%	2.875%		10.23%
+ 5%	2.875%		5.23%

0%	2.875%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.875%	-2.125%	-4.77%
- 10%	2.875%	-7.125%	-9.77%
- 20%	2.875%	-17.125%	-19.77%
- 30%	N/A	-27.125%	-29.77%
- 40%	N/A	-37.125%	-39.77%
- 50%	N/A	-47.125%	-49.77%
- 60%	N/A	-57.125%	-59.77%
- 70%	N/A	-67.125%	-69.77%
- 80%	N/A	-77.125%	-79.77%
- 90%	N/A	-87.125%	-89.77%
- 100%	N/A	-97.125%	-99.77%

Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (the “Company”) is an Appalachian coal supplier. The Company produces, processes, and sells steam and metallurgical coal from eight regional business units, which, as of December 31, 2008, were supported by 34 active underground mines, 27 active surface mines and 11 preparation plants located throughout Virginia, West Virginia, Kentucky, and Pennsylvania, as well as a road construction business in West Virginia and Virginia that recovers coal.

On July 31, 2009, the Company and Foundation Coal Holdings Inc (“Foundation”) merged. Subsequent to the merger, Foundation was renamed under the Company’s name, Alpha Natural Resources, Inc. Foundation, together with its affiliates, was a major U.S. coal producer operating mines and associated processing and loading facilities in Pennsylvania, West Virginia and Wyoming and primarily supplied steam coal to U.S. utilities generating electricity and industrial plants.

Since the July 31, 2009 merger, the Company and its consolidated subsidiaries are primarily engaged in the business of extracting, processing and marketing steam and metallurgical coal from surface and deep mines, and mainly sells to electric utilities, steel and coke producers, and industrial customers. The Company’s operations are located in Central Appalachia, Northern Appalachia and the Powder River Basin of the United States.

The linked share’s SEC file number is 001-32331.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$30.50	$21.65	$28.67
June 30, 2005	$29.50	$22.00	$23.88
September 30, 2005	$32.73	$23.83	$30.04
December 30, 2005	$30.47	$18.70	$19.21
March 31, 2006	$23.60	$19.25	$23.14
June 30, 2006	$27.46	$17.88	$19.62
September 29, 2006	$20.18	$14.41	$15.76
December 29, 2006	$17.07	$14.09	$14.23
March 30, 2007	$15.85	$12.32	$15.63
June 29, 2007	$21.07	$15.43	$20.79
September 28, 2007	$23.47	$15.92	$23.23
December 31, 2007	$35.20	$22.98	$32.48
March 31, 2008	$44.56	$22.37	$43.44
June 30, 2008	$108.62	$40.06	$104.29
September 30, 2008	$116.25	$42.68	$51.43
December 31, 2008	$50.69	$13.93	$16.19
March 31, 2009	$23.74	$14.53	$17.75
June 30, 2009	$32.94	$15.96	$26.27
September 30, 2009	$39.97	$21.87	$35.10
December 31, 2009	$46.52	$32.63	$43.38
February 23, 2010*	$53.33	$38.70	$44.89

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANR

Initial price: $44.89

Protection level: 80.00%

Protection price: $35.91

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.276676

Coupon: 10.75% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.688%		100.00%
+ 90%	2.688%		90.00%
+ 80%	2.688%		80.00%
+ 70%	2.688%		70.00%
+ 60%	2.688%		60.00%
+ 50%	2.688%		50.00%
+ 40%	2.688%		40.00%
+ 30%	2.688%		30.00%
+ 20%	2.688%		20.00%
+ 10%	2.688%		10.00%
+ 5%	2.688%		5.00%

0%	2.688%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.688%	-2.312%	-5.00%
- 10%	2.688%	-7.312%	-10.00%
- 20%	2.688%	-17.312%	-20.00%
- 30%	N/A	-27.312%	-30.00%
- 40%	N/A	-37.312%	-40.00%
- 50%	N/A	-47.312%	-50.00%
- 60%	N/A	-57.312%	-60.00%
- 70%	N/A	-67.312%	-70.00%
- 80%	N/A	-77.312%	-80.00%
- 90%	N/A	-87.312%	-90.00%
- 100%	N/A	-97.312%	-100.00%

ATP Oil & Gas Corporation

According to publicly available information, ATP Oil & Gas Corporation (the “Company”) was incorporated in Texas in 1991. The Company is engaged in the acquisition, development and production of oil and natural gas properties in the Gulf of Mexico and the U.K. and Dutch Sectors of the North Sea (the “North Sea”). The Company seeks to acquire and develop properties with proved undeveloped reserves that are economically attractive to us but are not strategic to major or large exploration-oriented independent oil and gas companies.

As of December 31, 2008, the Company owned leasehold and other interests in 77 offshore blocks, 41 platforms and 129 wells, including 22 subsea wells, in the Gulf of Mexico and operated 111 (86%) of these wells, including all of the subsea wells, and 78% of the offshore platforms. The Company also had interests in 10 blocks and three company-operated subsea wells in the North Sea and the average working interest in the Company’s properties was approximately 76%.

The linked share’s SEC file number is 001-32647.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.90	$4.71	$6.38
June 30, 2004	$8.09	$5.90	$7.67
September 30, 2004	$12.34	$7.05	$12.18
December 31, 2004	$19.15	$11.94	$18.58
March 31, 2005	$26.65	$16.76	$21.64
June 30, 2005	$24.62	$17.89	$23.40
September 30, 2005	$34.00	$23.51	$32.84
December 30, 2005	$39.20	$27.91	$37.01
March 31, 2006	$44.05	$36.05	$43.91
June 30, 2006	$49.70	$35.05	$41.93
September 29, 2006	$43.30	$35.37	$36.94
December 29, 2006	$47.25	$34.18	$39.57
March 30, 2007	$43.65	$35.15	$37.60
June 29, 2007	$49.00	$37.46	$48.64
September 28, 2007	$49.39	$38.44	$47.03
December 31, 2007	$57.58	$43.21	$50.54
March 31, 2008	$52.25	$28.89	$32.72
June 30, 2008	$47.35	$26.55	$39.47
September 30, 2008	$41.50	$16.17	$17.81
December 31, 2008	$18.69	$3.89	$5.85
March 31, 2009	$7.92	$2.75	$5.13
June 30, 2009	$10.16	$4.84	$6.96
September 30, 2009	$22.98	$5.22	$17.89
December 31, 2009	$21.87	$14.40	$18.28
February 23, 2010*	$20.57	$12.72	$16.73

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATPG

Initial price: $16.73

Protection level: 70.00%

Protection price: $11.71

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.772863

Coupon: 17.25% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.38

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.313%		100.00%
+ 90%	4.313%		90.00%
+ 80%	4.313%		80.00%
+ 70%	4.313%		70.00%
+ 60%	4.313%		60.00%
+ 50%	4.313%		50.00%
+ 40%	4.313%		40.00%
+ 30%	4.313%		30.00%
+ 20%	4.313%		20.00%
+ 10%	4.313%		10.00%
+ 5%	4.313%		5.00%

0%	4.313%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.313%	-0.687%	-5.00%
- 10%	4.313%	-5.687%	-10.00%
- 20%	4.313%	-15.687%	-20.00%
- 30%	4.313%	-25.687%	-30.00%
- 40%	N/A	-35.687%	-40.00%
- 50%	N/A	-45.687%	-50.00%
- 60%	N/A	-55.687%	-60.00%
- 70%	N/A	-65.687%	-70.00%
- 80%	N/A	-75.687%	-80.00%
- 90%	N/A	-85.687%	-90.00%
- 100%	N/A	-95.687%	-100.00%

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2008. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,800 daily departures. As of December 31, 2007, the Company flew to 120 domestic and 121 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 25 European cities, seven South American cities and six Asian cities from the U.S. mainland as of December 31, 2008. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 39 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 01-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 28, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
March 31, 2008	$31.25	$17.19	$19.23
June 30, 2008	$23.40	$9.70	$10.11
September 30, 2008	$21.39	$5.91	$16.68
December 31, 2008	$20.89	$9.90	$18.06
March 31, 2009	$21.83	$6.38	$8.81
June 30, 2009	$15.75	$7.86	$8.86
September 30, 2009	$17.55	$8.87	$16.44
December 31, 2009	$18.73	$10.94	$17.92
February 23, 2010*	$21.58	$16.82	$19.90

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $19.90

Protection level: 75.00%

Protection price: $14.93

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.251256

Coupon: 14.25% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.563%		100.00%
+ 90%	3.563%		90.00%
+ 80%	3.563%		80.00%
+ 70%	3.563%		70.00%
+ 60%	3.563%		60.00%
+ 50%	3.563%		50.00%
+ 40%	3.563%		40.00%
+ 30%	3.563%		30.00%
+ 20%	3.563%		20.00%
+ 10%	3.563%		10.00%
+ 5%	3.563%		5.00%

0%	3.563%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.563%	-1.437%	-5.00%
- 10%	3.563%	-6.437%	-10.00%
- 20%	3.563%	-16.437%	-20.00%
- 30%	N/A	-26.437%	-30.00%
- 40%	N/A	-36.437%	-40.00%
- 50%	N/A	-46.437%	-50.00%
- 60%	N/A	-56.437%	-60.00%
- 70%	N/A	-66.437%	-70.00%
- 80%	N/A	-76.437%	-80.00%
- 90%	N/A	-86.437%	-90.00%
- 100%	N/A	-96.437%	-100.00%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty dyrbulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
February 23, 2010*	$6.95	$5.07	$5.45

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $5.45

Protection level: 75.00%

Protection price: $4.09

Physical delivery amount: 183 ($1,000/Initial price)

Fractional shares: 0.486239

Coupon: 15.50% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.875%		100.00%
+ 90%	3.875%		90.00%
+ 80%	3.875%		80.00%
+ 70%	3.875%		70.00%
+ 60%	3.875%		60.00%
+ 50%	3.875%		50.00%
+ 40%	3.875%		40.00%
+ 30%	3.875%		30.00%
+ 20%	3.875%		20.00%
+ 10%	3.875%		10.00%
+ 5%	3.875%		5.00%

0%	3.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.875%	-1.125%	-5.00%
- 10%	3.875%	-6.125%	-10.00%
- 20%	3.875%	-16.125%	-20.00%
- 30%	N/A	-26.125%	-30.00%
- 40%	N/A	-36.125%	-40.00%
- 50%	N/A	-46.125%	-50.00%
- 60%	N/A	-56.125%	-60.00%
- 70%	N/A	-66.125%	-70.00%
- 80%	N/A	-76.125%	-80.00%
- 90%	N/A	-86.125%	-90.00%
- 100%	N/A	-96.125%	-100.00%

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2008 were approximately 2,668 Bcfe. At December 31, 2008, approximately 87% of the Company’s estimated proved oil and gas reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 30, 2008	$82.96	$45.31	$49.60
December 31, 2008	$47.97	$12.00	$16.49
March 31, 2009	$21.77	$10.34	$13.15
June 30, 2009	$22.24	$12.46	$14.92
September 30, 2009	$20.17	$12.01	$19.57
December 31, 2009	$24.99	$17.16	$22.25
February 23, 2010*	$28.69	$22.61	$26.07

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $26.07

Protection level: 80.00%

Protection price: $20.86

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.358266

Coupon: 11.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.00%
+ 90%	2.75%		90.00%
+ 80%	2.75%		80.00%
+ 70%	2.75%		70.00%
+ 60%	2.75%		60.00%
+ 50%	2.75%		50.00%
+ 40%	2.75%		40.00%
+ 30%	2.75%		30.00%
+ 20%	2.75%		20.00%
+ 10%	2.75%		10.00%
+ 5%	2.75%		5.00%

0%	2.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-5.00%
- 10%	2.75%	-7.25%	-10.00%
- 20%	2.75%	-17.25%	-20.00%
- 30%	N/A	-27.25%	-30.00%
- 40%	N/A	-37.25%	-40.00%
- 50%	N/A	-47.25%	-50.00%
- 60%	N/A	-57.25%	-60.00%
- 70%	N/A	-67.25%	-70.00%
- 80%	N/A	-77.25%	-80.00%
- 90%	N/A	-87.25%	-90.00%
- 100%	N/A	-97.25%	-100.00%

InterOil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company whose focus is on operations in Papua New Guinea and its surrounding region. The Company is a Yukon Territory corporation and its registered office is located at 204 Black Street, Suite 300, Whitehouse, Yukon YIA 2M9. As of December 31, 2008, the Company had 620 full-time employees.

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.37	$18.10	$22.50
June 30, 2004	$40.11	$24.80	$37.91
September 30, 2004	$43.59	$32.01	$34.85
December 31, 2004	$35.50	$20.07	$26.56
March 31, 2005	$31.90	$21.30	$23.30
June 30, 2005	$28.75	$17.51	$26.94
September 30, 2005	$26.05	$12.64	$13.10
December 30, 2005	$20.53	$12.36	$18.90
March 31, 2006	$20.12	$12.14	$18.83
June 30, 2006	$30.69	$15.20	$30.05
September 29, 2006	$30.01	$21.46	$26.49
December 29, 2006	$44.25	$17.84	$19.14
March 30, 2007	$42.00	$18.37	$31.89
June 29, 2007	$31.40	$19.01	$19.36
September 28, 2007	$23.87	$15.46	$16.56
December 31, 2007	$35.89	$15.98	$29.06
March 31, 2008	$23.37	$18.10	$22.50
June 30, 2008	$40.11	$24.80	$37.91
September 30, 2008	$31.76	$21.90	$27.00
December 31, 2008	$27.18	$8.90	$13.37
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
February 23, 2010*	$84.05	$57.18	$62.27

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.
**	In respect of the quarterly periods set forth above from the period ending March 31, 2004 up to and including the period ending December 31, 2008, the high, low and closing prices were those quoted on the American Stock Exchange. In respect of the period starting from January 1, 2009 and ending February 23, 2010, the high, low and closing prices were those quoted on the New York Stock Exchange.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $62.27

Protection level: 70.00%

Protection price: $43.59

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.059097

Coupon: 20.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Mariner Energy, Inc.

According to publicly available information, Mariner Energy, Inc. (the “Company”) is an independent oil and gas exploration, development, and production company. The Company was incorporated in August 1983 as a Delaware corporation and its corporate headquarters are located in Houston, Texas.

The Company currently operates in three geographic areas—Permian Basin, Gulf of Mexico Deepwater, and Gulf of Mexico Shelf. During 2008, the Company produced approximately 118.4 Bcfe and the average daily production rate was 323 MMcfe per day.

The linked share’s SEC file number is 001-32747.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$21.70	$18.05	$20.51
June 30, 2006	$20.65	$14.81	$18.37
September 29, 2006	$19.68	$15.95	$18.37
December 29, 2006	$21.35	$17.68	$19.60
March 30, 2007	$20.55	$16.88	$19.13
June 29, 2007	$25.86	$19.20	$24.25
September 28, 2007	$25.43	$17.82	$20.71
December 31, 2007	$25.00	$19.78	$22.88
March 31, 2008	$30.06	$22.86	$27.01
June 30, 2008	$37.38	$26.60	$36.97
September 30, 2008	$37.25	$19.20	$20.50
December 31, 2008	$20.43	$6.86	$10.20
March 31, 2009	$12.84	$6.46	$7.75
June 30, 2009	$15.74	$7.49	$11.75
September 30, 2009	$15.41	$9.65	$14.18
December 31, 2009	$16.66	$11.35	$11.61
February 23, 2010*	$16.27	$11.84	$14.35

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ME

Initial price: $14.35

Protection level: 75.00%

Protection price: $10.76

Physical delivery amount: 69 ($1,000/Initial price)

Fractional shares: 0.686411

Coupon: 13.25% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.313%		100.00%
+ 90%	3.313%		90.00%
+ 80%	3.313%		80.00%
+ 70%	3.313%		70.00%
+ 60%	3.313%		60.00%
+ 50%	3.313%		50.00%
+ 40%	3.313%		40.00%
+ 30%	3.313%		30.00%
+ 20%	3.313%		20.00%
+ 10%	3.313%		10.00%
+ 5%	3.313%		5.00%

0%	3.313%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.313%	-1.687%	-5.00%
- 10%	3.313%	-6.687%	-10.00%
- 20%	3.313%	-16.687%	-20.00%
- 30%	N/A	-26.687%	-30.00%
- 40%	N/A	-36.687%	-40.00%
- 50%	N/A	-46.687%	-50.00%
- 60%	N/A	-56.687%	-60.00%
- 70%	N/A	-66.687%	-70.00%
- 80%	N/A	-76.687%	-80.00%
- 90%	N/A	-86.687%	-90.00%
- 100%	N/A	-96.687%	-100.00%

MGM MIRAGE

According to publicly available information, MGM MIRAGE is one of the world’s leading development companies with significant gaming and resort operations. We believe the resorts we own, manage, and invest in are among the world’s finest casino resorts. MGM MIRAGE was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. MGM MIRAGE acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 28, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
June 30, 2008	$62.90	$33.00	$33.89
September 30, 2008	$38.49	$21.65	$28.50
December 31, 2008	$27.70	$8.00	$13.76
March 31, 2009	$16.89	$1.81	$2.33
June 30, 2009	$13.78	$2.34	$6.39
September 30, 2009	$14.25	$5.34	$12.04
December 31, 2009	$12.72	$8.54	$9.12
February 23, 2010*	$12.86	$9.32	$10.43

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $10.43

Protection level: 75.00%

Protection price: $7.82

Physical delivery amount: 95 ($1,000/Initial price)

Fractional shares: 0.877277

Coupon: 20.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Palm, Inc.

According to publicly available information, Palm, Inc. (the “Company”) is a provider of mobile products that enhance the lifestyle of individual users and business customers worldwide. As of December 31, 2008, Palm’s products for consumers, mobile professionals and businesses currently include Palm Pre™, Treo™ and Centro™ smartphones, as well as software, services and accessories. Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores.

The Company was incorporated in 1992 as Palm Computing Inc. and reincorporated in Delaware in 1999. Its headquarter facilities are in Sunnyvale, California.

The linked share’s SEC file number is: 0-29597.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$11.04	$4.77	$10.68
June 30, 2004	$17.56	$7.85	$17.39
September 30, 2004	$20.97	$13.88	$15.22
December 31, 2004	$23.33	$13.28	$15.78
March 31, 2005	$16.08	$10.70	$12.69
June 30, 2005	$16.17	$10.38	$14.89
September 30, 2005	$18.59	$12.88	$14.17
December 30, 2005	$16.86	$12.25	$15.90
March 31, 2006	$23.32	$16.00	$23.16
June 30, 2006	$24.91	$15.98	$16.10
September 29, 2006	$16.55	$13.88	$14.56
December 29, 2006	$16.84	$13.42	$14.09
March 30, 2007	$19.50	$13.54	$18.13
June 29, 2007	$18.58	$15.46	$16.01
September 28, 2007	$17.25	$13.52	$16.27
December 31, 2007	$19.22	$5.24	$6.34
March 31, 2008	$7.05	$4.21	$5.00
June 30, 2008	$7.36	$4.96	$5.39
September 30, 2008	$8.94	$5.00	$5.97
December 31, 2008	$6.48	$1.14	$3.07
March 31, 2009	$9.51	$3.04	$8.62
June 30, 2009	$16.74	$8.41	$16.57
September 30, 2009	$18.09	$12.37	$17.43
December 31, 2009	$17.40	$9.60	$10.04
February 23, 2010*	$14.16	$8.19	$8.20

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PALM

Initial price: $8.20

Protection level: 65.00%

Protection price: $5.33

Physical delivery amount: 121 ($1,000/Initial price)

Fractional shares: 0.951220

Coupon: 20.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a leading U.S. producer of metallurgical quality coal. In 2008, the Company sold 28.5 million tons of coal, of which 79% was sold to domestic electric utilities and 21% was sold tod domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
February 23, 2010*	$22.25	$13.88	$15.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $15.53

Protection level: 75.00%

Protection price: $11.65

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.391500

Coupon: 18.50% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 28, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
June 30, 2008	$33.17	$18.63	$18.70
September 30, 2008	$23.50	$13.07	$19.55
December 31, 2008	$21.40	$5.07	$9.60
March 31, 2009	$13.46	$7.53	$12.65
June 30, 2009	$16.72	$12.04	$14.69
September 30, 2009	$23.20	$13.02	$21.70
December 31, 2009	$31.17	$19.18	$28.99
February 23, 2010*	$32.08	$24.91	$27.77

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $27.77

Protection level: 80.00%

Protection price: $22.22

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.010083

Coupon: 11.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.00%
+ 90%	2.75%		90.00%
+ 80%	2.75%		80.00%
+ 70%	2.75%		70.00%
+ 60%	2.75%		60.00%
+ 50%	2.75%		50.00%
+ 40%	2.75%		40.00%
+ 30%	2.75%		30.00%
+ 20%	2.75%		20.00%
+ 10%	2.75%		10.00%
+ 5%	2.75%		5.00%

0%	2.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-5.00%
- 10%	2.75%	-7.25%	-10.00%
- 20%	2.75%	-17.25%	-20.00%
- 30%	N/A	-27.25%	-30.00%
- 40%	N/A	-37.25%	-40.00%
- 50%	N/A	-47.25%	-50.00%
- 60%	N/A	-57.25%	-60.00%
- 70%	N/A	-67.25%	-70.00%
- 80%	N/A	-77.25%	-80.00%
- 90%	N/A	-87.25%	-90.00%
- 100%	N/A	-97.25%	-100.00%

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
February 23, 2010*	$26.35	$18.92	$19.13

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $19.13

Protection level: 75.00%

Protection price: $14.35

Physical delivery amount: 52 ($1,000/Initial price)

Fractional shares: 0.273915

Coupon: 12.75% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.188%		100.00%
+ 90%	3.188%		90.00%
+ 80%	3.188%		80.00%
+ 70%	3.188%		70.00%
+ 60%	3.188%		60.00%
+ 50%	3.188%		50.00%
+ 40%	3.188%		40.00%
+ 30%	3.188%		30.00%
+ 20%	3.188%		20.00%
+ 10%	3.188%		10.00%
+ 5%	3.188%		5.00%

0%	3.188%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.188%	-1.812%	-5.00%
- 10%	3.188%	-6.812%	-10.00%
- 20%	3.188%	-16.812%	-20.00%
- 30%	N/A	-26.812%	-30.00%
- 40%	N/A	-36.812%	-40.00%
- 50%	N/A	-46.812%	-50.00%
- 60%	N/A	-56.812%	-60.00%
- 70%	N/A	-66.812%	-70.00%
- 80%	N/A	-76.812%	-80.00%
- 90%	N/A	-86.812%	-90.00%
- 100%	N/A	-96.812%	-100.00%

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, they have grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. e design, develop, manufacture and market a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. OThe Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provide PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells there products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
December 31, 2009	$18.20	$12.05	$16.63
February 23, 2010*	$18.78	$12.59	$13.10

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $13.10

Protection level: 75.00%

Protection price: $9.83

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.335878

Coupon: 14.75% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.688%		100.00%
+ 90%	3.688%		90.00%
+ 80%	3.688%		80.00%
+ 70%	3.688%		70.00%
+ 60%	3.688%		60.00%
+ 50%	3.688%		50.00%
+ 40%	3.688%		40.00%
+ 30%	3.688%		30.00%
+ 20%	3.688%		20.00%
+ 10%	3.688%		10.00%
+ 5%	3.688%		5.00%

0%	3.688%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.688%	-1.312%	-5.00%
- 10%	3.688%	-6.312%	-10.00%
- 20%	3.688%	-16.312%	-20.00%
- 30%	N/A	-26.312%	-30.00%
- 40%	N/A	-36.312%	-40.00%
- 50%	N/A	-46.312%	-50.00%
- 60%	N/A	-56.312%	-60.00%
- 70%	N/A	-66.312%	-70.00%
- 80%	N/A	-76.312%	-80.00%
- 90%	N/A	-86.312%	-90.00%
- 100%	N/A	-96.312%	-100.00%

TRW Automotive Holdings Corp.

According to publicly available information, TRW Automotive Holdings Corp. (the “Company”) is a diversified supplier of automotive systems, modules, and components to global automotive original equipment manufacturers and related aftermarkets. Of the Company’s 2008 sales, approximately 56% are in Europe, 30% are in North America, 9 % are in Asia, and 5% are in the rest of the world.

The linked share’s SEC file number is: 001-31970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.58	$20.29	$21.77
June 30, 2004	$22.60	$17.52	$18.85
September 30, 2004	$21.35	$18.50	$18.85
December 31, 2004	$21.57	$16.65	$20.70
March 31, 2005	$21.70	$18.85	$19.43
June 30, 2005	$24.61	$17.64	$24.51
September 30, 2005	$29.90	$24.14	$29.34
December 30, 2005	$29.46	$23.52	$26.35
March 31, 2006	$29.15	$22.91	$23.30
June 30, 2006	$28.60	$22.00	$27.28
September 29, 2006	$28.22	$22.74	$24.07
December 29, 2006	$26.89	$22.90	$25.87
March 30, 2007	$35.37	$25.64	$34.82
June 29, 2007	$42.30	$34.68	$36.83
September 28, 2007	$38.95	$26.67	$31.68
December 31, 2007	$33.52	$20.66	$20.90
March 31, 2008	$25.48	$18.35	$23.37
June 30, 2008	$29.56	$18.39	$18.47
September 30, 2008	$21.85	$15.17	$15.91
December 31, 2008	$15.69	$2.06	$3.60
March 31, 2009	$4.79	$1.38	$3.22
June 30, 2009	$12.19	$3.00	$11.30
September 30, 2009	$20.93	$10.91	$16.75
December 31, 2009	$25.52	$14.71	$23.88
February 23, 2010*	$26.76	$21.30	$23.36

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRW

Initial price: $23.36

Protection level: 75.00%

Protection price: $17.52

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.808219

Coupon: 12.50% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.125%		100.00%
+ 90%	3.125%		90.00%
+ 80%	3.125%		80.00%
+ 70%	3.125%		70.00%
+ 60%	3.125%		60.00%
+ 50%	3.125%		50.00%
+ 40%	3.125%		40.00%
+ 30%	3.125%		30.00%
+ 20%	3.125%		20.00%
+ 10%	3.125%		10.00%
+ 5%	3.125%		5.00%

0%	3.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.125%	-1.875%	-5.00%
- 10%	3.125%	-6.875%	-10.00%
- 20%	3.125%	-16.875%	-20.00%
- 30%	N/A	-26.875%	-30.00%
- 40%	N/A	-36.875%	-40.00%
- 50%	N/A	-46.875%	-50.00%
- 60%	N/A	-56.875%	-60.00%
- 70%	N/A	-66.875%	-70.00%
- 80%	N/A	-76.875%	-80.00%
- 90%	N/A	-86.875%	-90.00%
- 100%	N/A	-96.875%	-100.00%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 27, 2009, the Company operated 284 stores: 273 stores in 38 U.S. states averaging approximately $29 million in annual sales, and are approximately nine years old on average.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
February 23, 2010*	$35.15	$26.89	$34.87

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $34.87

Protection level: 80.00%

Protection price: $27.90

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.677947

Coupon: 10.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.50%		100.00%
+ 90%	2.50%		90.00%
+ 80%	2.50%		80.00%
+ 70%	2.50%		70.00%
+ 60%	2.50%		60.00%
+ 50%	2.50%		50.00%
+ 40%	2.50%		40.00%
+ 30%	2.50%		30.00%
+ 20%	2.50%		20.00%
+ 10%	2.50%		10.00%
+ 5%	2.50%		5.00%

0%	2.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.50%	-2.50%	-5.00%
- 10%	2.50%	-7.50%	-10.00%
- 20%	2.50%	-17.50%	-20.00%
- 30%	N/A	-27.50%	-30.00%
- 40%	N/A	-37.50%	-40.00%
- 50%	N/A	-47.50%	-50.00%
- 60%	N/A	-57.50%	-60.00%
- 70%	N/A	-67.50%	-70.00%
- 80%	N/A	-77.50%	-80.00%
- 90%	N/A	-87.50%	-90.00%
- 100%	N/A	-97.50%	-100.00%

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gase, metallurgical coke and other related products.

As of December 31, 2008, the Company and its subsidiaries employed approximately 2,600 people, of whom approximately 1,400 were hourly workers and 1,200 were salaried employees.

The linked share’s SEC file number is 001-13711.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.80	$5.02	$6.02
June 30, 2004	$7.06	$5.82	$6.87
September 30, 2004	$8.15	$6.51	$8.08
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
February 23, 2010*	$83.31	$63.60	$77.33

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $77.33

Protection level: 80.00%

Protection price: $61.86

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.931592

Coupon: 11.00% per annum

Maturity: May 27, 2010

Dividend yield: 0.52% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.13%
+ 90%	2.75%		90.13%
+ 80%	2.75%		80.13%
+ 70%	2.75%		70.13%
+ 60%	2.75%		60.13%
+ 50%	2.75%		50.13%
+ 40%	2.75%		40.13%
+ 30%	2.75%		30.13%
+ 20%	2.75%		20.13%
+ 10%	2.75%		10.13%
+ 5%	2.75%		5.13%

0%	2.75%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-4.87%
- 10%	2.75%	-7.25%	-9.87%
- 20%	2.75%	-17.25%	-19.87%
- 30%	N/A	-27.25%	-29.87%
- 40%	N/A	-37.25%	-39.87%
- 50%	N/A	-47.25%	-49.87%
- 60%	N/A	-57.25%	-59.87%
- 70%	N/A	-67.25%	-69.87%
- 80%	N/A	-77.25%	-79.87%
- 90%	N/A	-87.25%	-89.87%
- 100%	N/A	-97.25%	-99.87%